Exhibit 4.3

CRH AMERICA, INC.

OFFICER’S CERTIFICATE

Pursuant to Sections 102 and 301 of the Indenture

I, Michael O’Driscoll, Executive Officer and Director of CRH America, Inc. (the “Company”) acting in my capacity as such pursuant to resolutions duly adopted by the Board of Directors of the Company on September 1, 2006 and July 14, 2008 whereby, any Director, Michael Lynch and Gary Hickman is authorized to approve on behalf of the Company those terms of the issue of the Company’s $650,000,000 aggregate principal amount of 8.125% Guaranteed Notes due 2018 (the “Securities”) fully and unconditionally guaranteed by CRH plc (the “Guarantor”), HEREBY APPROVE AND CONFIRM the following such terms:

1. The undersigned has read the provisions of the Indenture setting forth covenants and conditions to the Trustee’s authentication and delivery of the Securities and the Guarantees endorsed thereon by the Guarantor, and the definitions in the Indenture relating thereto.

2. The undersigned has examined the resolutions of the Board of Directors of the Company relating to the authorization, issuance, authentication and delivery of the Securities and the Guarantees, such other corporate records of the Company and such other documents deemed necessary as a basis for the opinion hereinafter expressed.

3. In the opinion of the undersigned, such examination is sufficient to enable him to express an informed opinion as to whether the covenants and conditions referred to above have been complied with.

4. The undersigned is of the opinion that the covenants and conditions referred to above have been complied with.

5. The terms of the Securities are as follows:

Title:	8.125% Notes due 2018

Issue Price:	99.963%

Issue Date:	July 23, 2008

Limit of Aggregate Principal Amount:	$650,000,000

Form and Denomination of Securities:	The Securities will be issued in the form of two global notes (one note for $500,000,000 principal amount and one for $150,000,000 principal amount) that will be deposited with The Depository Trust Company, New York, New York (“DTC”) on the Closing Date. The

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global notes will be issued to DTC and will be executed and delivered in substantially the form attached hereto as Exhibit A. The Company will not issue certificated notes except in certain circumstances as described in the Prospectus Supplement (the “Prospectus Supplement”) dated July 16, 2008 to the Prospectus dated September 1, 2006 (the “Prospectus”)

Principal Payment Date:	July 15, 2018, unless redeemed earlier at the option of the Company or the Guarantor

Maturity:	July 15, 2018

Interest:	8.125% per annum, accruing from July 23, 2008, payable on January 15 and July 15 of each year to holders of record on the next preceding January 1 or July 1, commencing January 15, 2009

Place of Payment of Principal, Premium and Interest:	The Bank of New York Mellon 101 Barclay Street, Floor 4E New York, New York 10286

Notices and Demands to Company:	375 Northridge Road Suite 350 Atlanta, Georgia 30350 Attn: Secretary

Notices and Demands to Guarantor:	Belgard Castle Clondalkin, Dublin 22 Ireland Attn: Secretary

or

CT Corporation System 111 8th Avenue New York, NY 10019

Notices and Demands to Underwriters:	J.P. Morgan Securities Inc. 270 Park Avenue 8th Floor New York, NY 10017

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Attn: High Grade Syndicate Desk Fax: +1-212-834-6081

Citigroup Global Markets Inc. 388 Greenwich St. New York, NY 10013 Attn: General Counsel Fax: +1-212-816-7912

Barclays Capital Inc. 200 Park Avenue, 4th Floor New York, NY 10166 Attn: Investment Grade Syndicate Fax: +1-212-412-7305

BNP Paribas Securities Corp. 787 Seventh Avenue New York, NY 10019 Attn: Syndicate Desk Fax: +1-212-412-7305

Notes and Demands to Trustee:	The Bank of New York Mellon 101 Barclay Street, Floor 4E New York, New York 10286

Tax Redemption:	In the event of various tax law changes that would require the Guarantor to pay additional amounts as described in the Prospectus, the Company or the Guarantor may call all, but not less than all, of the Securities for redemption at 100% of the principal amount, plus accrued and unpaid interest to the date of redemption

Optional Redemption:	The Securities will be redeemable at the Company’s option or at the option of the Guarantor, in whole at any time or in part from time to time. Upon redemption, the Company or the Guarantor will pay a redemption price equal to the greater of (1) 100% of the principal amount of the Securities plus accrued and unpaid interest to the date of redemption and (2)(a) the sum of the present values of the remaining scheduled payments of principal and interest on such

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Securities (excluding any interest accrued as of the date of the redemption) plus (b) accrued and unpaid interest to the date of redemption. The present value will be determined by discounting the remaining principal and interest payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the Treasury Rate (as defined in the Prospectus Supplement) plus 50 basis points

Change of Control Repurchase Event	If a change of control repurchase event occurs, unless we or the Guarantor have exercised our right to redeem the Securities in full as described above, we will make an offer to each holder of the Securities to repurchase all or, at the holders’ option, any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to the date of purchase

Interest Rate Adjustment	The interest rate payable on the Securities will be subject to adjustments from time to time if Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services downgrades (or if either subsequently upgrades) the rating on the Securities as described in the Prospectus Supplement

Defeasance and Discharge of Securities (Sections 1302 and 1303 of the Indenture):	Applicable

Additional Amounts:	Additional Amounts will be payable by the Guarantor, as more fully described in the Prospectus and the Prospectus Supplement

Other Terms of the Securities:	The other terms of the Securities shall be substantially as set forth in the Prospectus

6. If an interest rate adjustment occurs, the Company shall furnish to the Trustee an Officer’s Certificate notifying it of (a) the downgrade (or subsequent upgrade) of the rating on the Securities and (b) the adjustment of the interest rate payable on the Securities.

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Terms defined in the Pricing Agreement dated July 16, 2008 between the Company, CRH plc (the “Guarantor”) and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Barclays Capital Inc. and BNP Paribas Securities Corp., as representatives of the several underwriters named therein, and not otherwise defined herein are used herein as therein defined.

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Dated: July 23, 2008

CRH America, Inc.

By:	/s/ Michael O’Driscoll
Name:	Michael O’Driscoll
Title:	Executive Officer and Director

CRH PLC, GUARANTOR

OFFICER’S CERTIFICATE

Pursuant to Sections 102 and 301 of the Indenture

I, Myles Lee, Finance Director of CRH plc (the “Guarantor”) acting in my capacity as such pursuant to resolutions duly adopted by the Board of Directors of the Company on August 28, 2006 and June 25, 2008 whereby, inter alia, any member of the Finance Committee or M.C. Carton or Michael O’Driscoll is authorized to approve on behalf of the Company those terms of the issue of $650,000,000 aggregate principal amount of 8.125% Guaranteed Notes due 2018 (the “Securities”) issued by CRH America, Inc. (the “Company”) and fully and unconditionally guaranteed by the Guarantor, HEREBY APPROVE AND CONFIRM the following such terms:

1. The undersigned has read the provisions of the Indenture setting forth covenants and conditions to the Trustee’s authentication and delivery of the Securities and the Guarantees endorsed thereon by the Guarantor, and the definitions in the Indenture relating thereto.

2. The undersigned has examined the resolutions of the Board of Directors of the Guarantor and the resolutions of the Finance Committee of the Board relating to the authorization, issuance, authentication and delivery of the Securities and the Guarantees, such other corporate records of the Guarantor and such other documents deemed necessary as a basis for the opinion hereinafter expressed.

3. In the opinion of the undersigned, such examination is sufficient to enable him to express an informed opinion as to whether the covenants and conditions referred to above have been complied with.

4. The undersigned is of the opinion that the covenants and conditions referred to above have been complied with.

5. The terms of the Securities are as follows:

Title:	8.125% Notes due 2018

Issue Price:	99.963%

Issue Date:	July 23, 2008

Limit of Aggregate Principal Amount:	$650,000,000

Form and Denomination of Securities:	The Securities will be issued in the form of two global notes (one note for $500,000,000 principal amount and one for $150,000,000 principal amount) that will be deposited with The Depository Trust Company, New York, New York (“DTC”) on the Closing Date. The global notes will be issued to DTC and will be executed and delivered in substantially the form attached hereto as Exhibit A. The Company will not issue certificated notes except in certain circumstances as described in the Prospectus Supplement (the “Prospectus Supplement”) dated July 16, 2008 to the Prospectus dated September 1, 2006 (the “Prospectus”)

Principal Payment Date:	July 15, 2018, unless redeemed earlier at the option of the Company or the Guarantor

Maturity:	July 15, 2018

Interest:	8.125% per annum, accruing from July 23, 2008, payable on January 15 and July 15 of each year to holders of record on the next preceding January 1 or July 1, commencing January 15, 2009

Place of Payment of Principal, Premium and Interest:	The Bank of New York Mellon 101 Barclay Street, Floor 4E New York, New York 10286

Notices and Demands to Company:	375 Northridge Road Suite 350 Atlanta, Georgia 30350 Attn: Secretary

Notices and Demands to Guarantor:	Belgard Castle Clondalkin, Dublin 22 Ireland Attn: Secretary

or

CT Corporation System 111 8th Avenue New York, NY 10019

Notices and Demands to Underwriters:	J.P. Morgan Securities Inc. 270 Park Avenue 8th Floor New York, NY 10017 Attn: High Grade Syndicate Desk Fax: +1-212-834-6081

Citigroup Global Markets Inc. 388 Greenwich St. New York, NY 10013 Attn: General Counsel Fax: +1-212-816-7912

Barclays Capital Inc. 200 Park Avenue, 4th Floor New York, NY 10166 Attn: Investment Grade Syndicate Fax: +1-212-412-7305

BNP Paribas Securities Corp. 787 Seventh Avenue New York, NY 10019 Attn: Syndicate Desk Fax: +1-212-412-7305

Notes and Demands to Trustee:	The Bank of New York Mellon 101 Barclay Street, Floor 4E New York, New York 10286

Tax Redemption:	In the event of various tax law changes that would require the Guarantor to pay additional amounts as described in the Prospectus, the Company or the Guarantor may call all, but not less than all, of the Securities for redemption at 100% of the principal amount, plus accrued and unpaid interest to the date of redemption

Optional Redemption:	The Securities will be redeemable at the Company’s option or at the option of the Guarantor, in whole at any time or in part from time to time. Upon redemption, the Company or the Guarantor will pay a redemption price equal to the greater of (1) 100% of the principal amount of the Securities plus accrued and unpaid interest to the date of redemption and (2)(a) the sum of the present values of the remaining scheduled payments of principal and interest on such Securities (excluding any interest accrued as of the date of the redemption) plus (b) accrued and unpaid interest to the date of redemption. The present value will be determined by discounting the remaining principal and interest payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the Treasury Rate (as defined in the Prospectus Supplement) plus 50 basis points

Change of Control Repurchase Event	If a change of control repurchase event occurs, unless we or the Guarantor have exercised our right to redeem the Securities in full as described above, we will make an offer to each holder of the Securities to repurchase all or, at the holders’ option, any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to the date of purchase

Interest Rate Adjustment	The interest rate payable on the Securities will be subject to adjustments from time to time if Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services downgrades (or if either subsequently upgrades) the rating on the Securities as described in the Prospectus Supplement

Defeasance and Discharge of Securities (Sections 1302 and 1303 of the Indenture):	Applicable

Additional Amounts:	Additional Amounts will be payable by the Guarantor, as more fully described in the Prospectus and the Prospectus Supplement

Other Terms of the Securities:	The other terms of the Securities shall be substantially as set forth in the Prospectus

6. If an interest rate adjustment occurs, the Guarantor shall furnish to the Trustee an Officer’s Certificate notifying it of (a) the downgrade (or subsequent upgrade) of the rating on the Securities and (b) the adjustment of the interest rate payable on the Securities.

Terms defined in the Pricing Agreement dated July 16, 2008 between the Company, the Guarantor, and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Barclays Capital Inc. and BNP Paribas Securities Corp., as representatives of the several underwriters named therein, and not otherwise defined herein are used herein as therein defined.

Dated: July 23, 2008

CRH plc

By:	/s/ Myles Lee
Name:	Myles Lee
Title:	Finance Director